UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

LANTRONIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16027	33-0362767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway, Irvine, California 92618
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On May 31, 2006 (the “Effective Date), Lantronix, Inc. (the “Company”) entered into a two-year secured revolving Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”), which provides for borrowings up to $5.0 million. The borrowing capacity is limited to eligible accounts receivable as defined under the Loan Agreement. Borrowings under the Loan Agreement bear interest at the prime rate plus 1.75% per annum. The Company is required to pay an unused line fee of 0.50% on the unused portion of the Loan Agreement. In addition, the Company paid a fully earned, non-refundable commitment fee of $71,250 and is required to pay an additional $71,250 on the first anniversary of the Effective Date.

The Company's obligations under the Loan Agreement are secured by substantially all of the Company's assets, including its intellectual property.

The Company is subject to a number of covenants under the Loan Agreement, pursuant to which, among other things, the Company has agreed that it will not, without the Bank's prior written consent: (a) sell, lease, transfer or otherwise dispose, any of the Company's business or property, provided, however, that the Company may sell inventory in the ordinary course of business consistent with the provisions of the Loan Agreement; (b) change the Company's business structure, liquidate or dissolve, or permit a change in beneficial ownership of more than 20% of the outstanding shares; (c) acquire, merge or consolidate with or into any other business organization; (d) incur any debts outside the ordinary course of the Company's business, except for permitted indebtedness, or grant any security interests in or permit a lien, claim or encumbrance upon all or any portion of the Company's assets, except in favor of or agreed to by the Bank; (f) make any investments other than permitted investments; (g) make or permit any payments on any subordinated debt, except under the terms of existing subordinated debt or on terms acceptable to the bank, or amend any provision in any document related to the subordinated debt that would increase the amount thereof, or (h) become an “investment company” as such term is defined under the Investment Company Act of 1940. The Loan Agreement also contains a number of affirmative covenants, including, among other things, covenants regarding the delivery of financial statements and notice requirements, accounts receivable, payment of taxes, access to collateral and books and records, maintenance of properties and insurance policies, and litigation by third parties.

The Loan Agreement includes events of default that include, among other things, non-payment of principal, interest or fees, violation of affirmative and negative covenants, cross default to certain other indebtedness, material adverse change, material judgments, bankruptcy and insolvency events.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)

The information set forth under Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2006	LANTRONIX, INC.
a Delaware corporation

	By:	/S/ JAMES W. KERRIGAN
	Name:	James W. Kerrigan
	Title:	Chief Financial Officer